UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2013

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

300, 400 – 5th Avenue SW, Calgary, AB, Canada	T2P 0L6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 403-539-8710

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

   On November 7, 2013, Park Place Energy Corp. (the “Company” or “Park Place”) announced that on November 1, 2013, the Board of Directors appointed Scott C. Larsen as President and Chief Executive Officer, David Campbell as Vice President-Exploration, and Francis M. Munchinski as Corporate Secretary. Taisiia Popova and Tatiana Kovaleva continue as the Chief Financial Officer and Treasurer, respectively.

   Scott C. Larsen, 61, is an experienced oil and gas executive who, from 2004 until June 2010, served as the president and chief executive officer of TransAtlantic Petroleum Corp., which has significant oil and gas exploration activities in Europe, including Bulgaria. Mr. Larsen has had extensive experience in the acquisition and assimilation of oil and gas assets and companies and early stage development of oil and gas exploration companies. After completing his law degree at Rutgers University in 1979, Mr. Larsen served as General Counsel, Chief of Staff and Partner of several oil and gas companies. Then, in 1994, Mr. Larsen joined the management team at TransAtlantic, which, over the years, had operations in Nigeria, Benin, Egypt and other North African countries. Once he became President of TransAtlantic, Mr. Larsen was responsible for a number of critical strategic actions for that company: he opened four overseas offices and established acreage positions in Morocco, Romania, Turkey and the UK North Sea; he sold the offshore Nigeria producing property interest and eventually sold all U.S. properties; and was instrumental in attracting significant investment into TransAtlantic. Mr. Larsen served as Vice President of Business Development of TransAtlantic from 2010 until his retirement in 2012. Subsequently, Mr. Larsen served as a consultant to several oil and gas companies, including Park Place.

   The Company has entered into a consulting agreement (the “Consulting Agreement”) with Larsen Energy Consulting Inc. and Mr. Larsen (collectively “Larsen”) effective as of September 1, 2013 under which Larsen will provide management services to the Company for an initial term of two years. Larsen’s initial compensation includes a monthly salary of $13,000 and an award of 400,000 options pursuant to the Company’s 2013 Long-Term Incentive Equity Plan, at an exercise price of $0.23 per share, exercisable until October 31, 2016. The Consulting Agreement provides for increased compensation and the award of stock based compensation to Mr. Larsen upon the Company reaching certain milestones.

   A copy of the press release regarding these appointments and the Consulting Agreement are filed as an Exhibit hereto.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description
10.1*	Consulting Agreement with Larsen Energy Consulting Inc. and Scott C. Larsen dated November 1, 2013, but effective as of September 1, 2013.
99.1*	Park Place Press Release, dated November 7, 2013.

* Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ Scott C. Larsen
Scott C. Larsen
President and Chief Executive Officer
Date: November 7, 2013

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Consulting Agreement with Larsen Energy Consulting Inc. and Scott C. Larsen dated November 1, 2013, but effective as of September 1, 2013.
99.1	Park Place Press Release, dated November 7, 2013.